UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 16, 2009

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 16, 2009, DuPont Fabros Technology Inc. (the “Company”) and its operating partnership, DuPont Fabros Technology, L.P. (the “Operating Partnership”), closed an offering of $550 million aggregate principal amount of 8 1/2% senior notes due 2017 (the “Notes”). The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. On December 16, 2009, in connection with the offering, the Company, the Operating Partnership and certain of their subsidiaries entered into an Indenture and a Registration Rights Agreement. The following is a brief summary of the material terms and conditions of the Indenture and the Registration Rights Agreement:

Indenture

The Operating Partnership, the Company, as parent guarantor, and the Subsidiary Guarantors (as defined below, and together with the Company and the Operating Partnership, the “Transaction Entities”) entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee (“Trustee”), pursuant to which the Operating Partnership issued the Notes at a price equal to 100% of their face value.

Interest – The Notes will bear interest from December 16, 2009 at a rate of 8 ½% per annum. The Operating Partnership will pay interest on the Notes semi-annually, in arrears, on December 15 and June 15 of each year, beginning June 15, 2010.

Principal and Maturity – The Notes will mature on December 15, 2017. On each of December 15, 2015 and December 15, 2016, $125 million in principal amount of the Notes will become due and payable, with the remaining $300 million due on December 15, 2017.

Guarantees – The Notes are unconditionally guaranteed, jointly and severally on a senior unsecured basis by the Company and certain of the Operating Partnership’s subsidiaries, including the subsidiaries that own the ACC2, ACC3, ACC4, VA3, VA4 and CH1 data centers, the ACC5 and the ACC6 parcel of land and the NJ1 development property (collectively, the “Subsidiary Guarantors”), but excluding the owners of the SC1, SC2 and ACC7 parcels of land.

Ranking – The Notes rank (i) equally in right of payment with all of the Operating Partnership’s existing and future senior unsecured indebtedness, (ii) senior in right of payment with all of its existing and future subordinated indebtedness, (iii) effectively subordinate to any of the Operating Partnership’s existing and future secured indebtedness and (iv) effectively junior to any liabilities of any subsidiaries of the Operating Partnership that do not guarantee the notes. The guarantees of the Notes by the Company and the Subsidiary Guarantors rank (i) equally in right of payment with such guarantor’s existing and future senior unsecured indebtedness, (ii) senior in right of payment with all of such guarantor’s existing and future subordinated indebtedness and (iii) effectively subordinate to any of such guarantor’s existing and future secured indebtedness.

Optional Redemption by the Operating Partnership – At any time prior to December 15, 2013, the Operating Partnership may redeem the Notes, in whole or in part, at a price equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, plus (ii) a make-whole premium and accrued and unpaid interest. On or after December 15, 2013, the Operating Partnership may redeem the Notes, in whole or in part, at (i) 104.250% from December 15, 2013 to December 14, 2014, (ii) 102.125% from December 15, 2014 to December 14, 2015 and (iii) 100% of the principal amount of the Notes from December 15, 2015 and thereafter, in each case plus accrued and unpaid interest.

In addition, on or prior to December 15, 2012, the Operating Partnership may redeem up to 35% of the Notes at 108.500% of the principal amount thereof, plus accrued and unpaid interest, with the net cash proceeds of certain equity offerings consummated by the Company or the Operating Partnership.

Repurchase Obligations by the Operating Partnership – If there is a change of control (as defined in the Indenture) of the Operating Partnership or the Company, Note holders can require the Operating Partnership to purchase their Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest. In addition, in certain circumstances the Operating Partnership may be required to use the net proceeds of asset sales to purchase a portion of the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest.

Operating Covenants – The Indenture contains certain covenants limiting or prohibiting the ability of the Operating Partnership and certain of its subsidiaries from, among other things, (i) incurring secured or unsecured indebtedness, (ii) entering into sale and leaseback transactions, (iii) making certain dividend payments, distributions and investments, (iv) entering into transactions with affiliates, (v) entering into agreements limiting the ability to make certain transfers and other payments from subsidiaries or (vi) engaging in certain mergers, consolidations or transfers/sales of assets. The Indenture also requires the Operating Partnership and the Subsidiary Guarantors to maintain total unencumbered assets of at least 150% of their unsecured debt on a consolidated basis. All of the covenants are subject to a number of important qualifications and exceptions under the Indenture.

Events of Default – The Indenture also contains customary events of default including, but not limited to, nonpayment, breach of covenants, and payment or acceleration defaults in certain other indebtedness of the Company or certain of its subsidiaries. Upon an event of default, the holders of the Notes or the Trustee may declare the Notes due and immediately payable.

Registration Rights Agreement

The Transaction Entities also entered into a registration rights agreement with Jefferies & Company, Inc., on its own behalf and as representative of the other initial purchasers of the Notes (the “Registration Rights Agreement”), pursuant to which the Transaction Entities agreed to use their commercially reasonable efforts to file, on or before 120 days after December 16, 2009, and cause to become effective, on or before 270 days after December 16, 2009, an exchange offer registration statement that would offer to exchange the Notes for notes identical in terms, except that the newly-issued notes would not be subject to transfer restrictions. Under certain circumstances, the Transaction Entities also may be required to file a shelf registration statement to cover the resale of the Notes. If the Transaction Entities fail to file a registration statement or any such registration statement is not declared effective within the prescribed time periods, the Operating Partnership will be required to pay additional interest to the Note holders.

The foregoing summaries of the Indenture and the Registration Rights Agreement are qualified in their entireties by reference to the text of such agreements, copies of which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above relating to the Indenture is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 of this report relating to the Indenture is incorporated by reference in this Item 3.03. The Indenture described in Item 1.01 contains a covenant that restricts the Company’s ability to pay dividends in certain circumstances.

Item 8.01.	Other Events.

Press Release

On December 16, 2009, the Company issued a press release announcing the closing of the Notes offering, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Second Amendment to ACC4 Credit Agreement

On December 3, 2009, Grizzly Ventures LLC and Tarantula Ventures, LLC, each a Subsidiary Guarantor, and the Operating Partnership entered into a second amendment to the Company’s ACC4 credit agreement with the lenders thereto to permit Grizzly to serve as a Subsidiary Guarantor of the Notes. The ACC4 amendment, however, prohibits the ability of Grizzly from making payments under its guarantee pursuant to the Indenture other than ordinary interest payments in certain circumstances.

First Amendment to the ACC5 Credit Agreement

On December 10, 2009, Fox Properties LLC, a Subsidiary Guarantor, and the Operating Partnership entered into a first amendment to the ACC5 credit agreement with the lenders thereto to permit Fox to serve as a Subsidiary Guarantor for the Notes. The ACC5 amendment, however, prohibits the ability of Fox from making payments under its guarantee other than ordinary interest payments in certain circumstances.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1	Indenture, dated December 16, 2009, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc., certain of its subsidiaries and U.S. Bank National Association.

Exhibit 4.2	Registration Rights Agreement, dated December 16, 2009, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc., certain of its subsidiaries and Jefferies & Company, Inc.

Exhibit 99.1	Press release, dated December 16, 2009, announcing the closing of the Notes offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

/s/ Richard A. Montfort, Jr.
December 16, 2009	Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit 4.1	Indenture, dated December 16, 2009, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc., certain of its subsidiaries and U.S. Bank National Association.

Exhibit 4.2	Registration Rights Agreement, dated December 16, 2009, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc., certain of its subsidiaries and Jefferies & Company, Inc.

Exhibit 99.1	Press release, dated December 16, 2009, announcing the closing of the Notes offering.